Exhibits 1.1

PLACEMENT AGENCY AGREEMENT

September [___], 2026

ThinkEquity LLC

17 State Street, 41st Fl

New York, NY 10004

Ladies and Gentlemen:

Introductory. This Placement Agency Agreement the (“Agreement”) sets forth the terms upon which ThinkEquity LLC (“ThinkEquity” or the “Placement Agent”) shall be engaged by ClearOne, Inc., a Nevada corporation (the “Company”), to act as the exclusive Placement Agent in connection with the offering (hereinafter referred to as the “Offering”) of [___________] units (the “Units”) of the Company, each Unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (“Warrant”) at an exercise price of $10.00 per share of Common Stock for a period of six (6) months, directly to various purchasers (each, an “Purchaser” and, collectively, the “Purchasers”). The Units, including the Common Stock, the Warrants and the underlying Common Stock (the “Warrant Shares”), are collectively referred to herein as the “Securities”. The purchase price to the Purchasers for each Unit is $[___]. The Units will not be certificated, and the shares of Common Stock and the Warrants comprising the Units will be separated immediately upon issuance. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Offering, which may include a Securities Purchase Agreement (the “Purchase Agreement”), shall be collectively referred to herein as the “Transaction Documents.” The date of the closing of the Offering shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. With the prior written consent of the Company, the Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of any Purchase Agreement, executive officers of the Company will be available upon reasonable notice and during normal business hours to answer inquiries from prospective Purchasers.

SECTION 1.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY.

A.  Representations of the Company. Each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the Closing Date, hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that:

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1. The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-298195) under the Securities Act, which was declared effective on September [___], 2026 (the “Registration Statement”) for the registration of the sale of the Securities under the Securities Act. Following the determination of pricing among the Company and the prospective Purchasers introduced to the Company by Placement Agent, the Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a final prospectus relating to the placement of the Securities, and the plan of distribution thereof and will advise the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such prospectus in the form in which it appears in the Registration Statement at the time of effectiveness, is hereinafter called the “Preliminary Prospectus” and the final prospectus, in the form in which it will be filed with the Commission pursuant to Rules 430A and/or 424(b) (including the Preliminary Prospectus as it may be amended or supplemented) is hereinafter called the “Final Prospectus.” The Registration Statement at the time it originally became effective is hereinafter called the “Original Registration Statement.” Any reference in this Agreement to the Registration Statement, the Original Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”), if any, which were or are filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at any given time, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Original Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the date of the Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Preliminary Prospectus or the Final Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, as the case may be. As used in this paragraph and elsewhere in this Agreement, “Time of Sale Disclosure Package” means the Preliminary Prospectus, the Transaction Documents, the final terms of the Offering provided to the Purchasers in writing, and any issuer free writing prospectus as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Disclosure Package. The term “any Prospectus” shall mean, as the context requires, the Preliminary Prospectus, the Final Prospectus and any supplement to either thereof. The Company has not received any notice that the Commission has issued or intends to issue a stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Final Prospectus or intends to commence a proceeding for any such purpose.

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2. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Registration Statement or the Final Prospectus), in the light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The parties acknowledge and agree that such information provided by or on behalf of the Placement Agent consists solely of the following disclosure contained in the “Plan of Distribution” section of the Prospectus: “Regulation M” and “Other Relationships and Affiliations” (the “Placement Agent’s Information”). No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which (x) have not been described or filed as required or (y) will not be filed within the requisite time period.

3. The Company is eligible to use Free Writing Prospectuses in connection with the Placement pursuant to Rules 164 and 433 under the Securities Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable Rules and Regulations. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations. The Company will not, without the prior consent of the Placement Agent, prepare, use or refer to, any Free Writing Prospectus.

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4. There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any ten percent (10.0%) or greater stockholder of the Company, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

B. Covenants of the Company. The Company has delivered or made available, or will as promptly as practicable deliver or make available, to the Placement Agent complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Time of Sale Disclosure Package and the Final Prospectus, as amended or supplemented, in such quantities and at such places as the Placement Agent reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities pursuant to the Placement other than the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

SECTION 2. REPRESENTATIONS OF THE PLACEMENT AGENT. The Placement Agent represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Exchange Act, (iii) is licensed as a broker/dealer under the laws of the States applicable to the offers and sales of the Securities by the Placement Agent, (iv) is and will be a corporate entity validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status as such. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 3.          COMPENSATION. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent or its designees their pro rata portion (based on the Securities placed) of the following compensation with respect to the Securities which they are placing:

A.                 A cash fee (the “Cash Fee”) equal to 6.0% of the aggregate purchase price paid by the Purchasers in respect of the Securities purchased at the Closing Date, provided, however, for purchasers introduced by the Company and purchasers who are affiliates or employees of the Placement Agent, the Cash Fee will be credited against the mergers and acquisitions advisory fee the Company has agreed to pay the Placement Agent under that certain Advisory Agreement dated April 24, 2026, as amended May 23, 2026, relating to the Company’s pending acquisition of Cortigent, Inc. The Cash Fee shall be deducted from the aggregate purchase price paid by the Purchasers at Closing Date.

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B. [RESERVED].

C. Subject to compliance with FINRA Rule 5110(g)(5), the Company also agrees to reimburse the Placement Agent for fees and expenses of the Placement Agent’s legal counsel not to exceed $100,000 and the cost of the Placement Agent’s clearing firm settlement expenses for the Offering not to exceed $7,500. It is agreed that the total reimbursable expenses to the Placement Agent shall be capped at $107,500 for this Offering provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement.  The Placement Agent may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth herein to be paid by the Company to the Placement Agent.

D. The Placement Agent reserves the right to reduce any item of its compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Placement Agent’s aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

SECTION 4. INDEMNIFICATION.

A. Indemnification of the Placement Agent.

1. General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Placement Agent, its affiliates, and each of its and their respective directors, officers, members, employees, representatives, partners, shareholders, affiliates, counsel, and agents and each person, if any, who controls any such Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Placement Agent Indemnified Parties,” and each an “Placement Agent Indemnified Party”), against any and all loss, liability, claim, judgment, assessment, damage, and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing, or defending against any litigation, commenced, or threatened, or any claim whatsoever, whether arising out of any action between any of the Placement Agent Indemnified Parties and the Company or between any of the Placement Agent Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act, or any other statute or at common law or otherwise or under the laws of foreign countries (a “Claim”), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus or in any Written Testing-the-Waters Communication (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); (iii) any application or other document or written communication (in this Section 4, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Exchange, or any other national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Placement Agent’s Information or (iv) otherwise arising in connection with or allegedly in connection with the Offering. The Company also agrees that it will reimburse each Placement Agent Indemnified Party for all fees and expenses (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing, or defending against any litigation, commenced, or threatened, or any claim whatsoever, whether arising out of any action between any of the Placement Agent Indemnified Parties and the Company or between any of the Placement Agent Indemnified Parties and any third party, or otherwise) (collectively, the “Expenses”), and further agrees wherever and whenever possible to advance payment of Expenses as they are incurred by an Placement Agent Indemnified Party in investigating, preparing, pursuing or defending any Claim.

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2. Procedure. If any action is brought against an Placement Agent Indemnified Party in respect of which indemnity may be sought against the Company pursuant to Section 4(A)(1), such Placement Agent Indemnified Party shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the approval of such Placement Agent Indemnified Party) and payment of actual expenses if an Placement Agent Indemnified Party requests that the Company do so. Such Placement Agent Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, and shall be advanced by the Company. The Company shall not be liable for any settlement of any action effected without its consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent, settle, compromise, or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification, or contribution may be sought hereunder (whether or not such Placement Agent Indemnified Party is a party thereto) unless such settlement, compromise, consent, or termination (i) includes an unconditional release of each Placement Agent Indemnified Party, acceptable to such Placement Agent Indemnified Party, from all liabilities, expenses, and claims arising out of such action for which indemnification or contribution may be sought and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act, by or on behalf of any Placement Agent Indemnified Party.

B. Indemnification of the Company.  The Placement Agent agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, judgment, assessment, damage and expense described in the foregoing indemnity from the Company to the Placement Agent, as incurred, but only with respect to untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Placement Agent’s Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Disclosure Package or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against the Placement Agent, the Placement Agent shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Placement Agent by the provisions of Section 4(A)(2).  The Company agrees promptly to notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Securities or in connection with the Registration Statement, the Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication.

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C. Contribution.

1. Contribution Rights. If the indemnification provided for in this Section 4 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 4(A) in respect of any loss, claim, judgment, assessment, damage, expense or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, judgment, assessment, damage, expense or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other, from the Offering of the Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Placement Agent, on the other, with respect to the statements or omissions that resulted in such loss, claim, judgment, assessment, damage, expense or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other, with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total discounts and commissions received by the Placement Agent with respect to the Common Shares purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent, the intent of the parties and their relative knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 4(C)(1)were to be determined by pro rata allocation (even if the Placement Agent were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, or liability, or action in respect thereof, referred to above in this Section 4(C)(1) shall be deemed to include, for purposes of this Section 4(C)(1), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4(C)(1)in no event shall an Placement Agent be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Placement Agent with respect to the Offering of the Securities exceed the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

2. Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit, or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit, or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen (15) days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action, or proceeding affected by such party seeking contribution on account of any settlement of any claim, action, or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 4(C)(2)are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act, or otherwise available.

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SECTION 5          ENGAGEMENT TERM. This Agreement shall become effective when both the Company and the Placement Agent have executed the same and delivered counterparts of such signatures to the other party. The Placement Agent shall have the right to terminate this Agreement at any time prior to the Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Placement Agent’s opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange or The Nasdaq Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a new war or an increase in major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Placement Agent’s opinion, make it inadvisable to proceed with the delivery of the Securities; or (vii) if the Company is in material breach of any of its representations, warranties, or covenants hereunder; or (viii) if the Placement Agent shall have become aware after the date hereof of such a Material Adverse Change (as defined below) in the conditions or prospects of the Company, or such Material Adverse Change in general market conditions as in the Placement Agent’s judgment would make it impracticable to proceed with the offering, sale, and/or delivery of the Securities or to enforce contracts made by the Placement Agent for the sale of the Securities; or (ix) if trading of the Common Stock on the Exchange shall be suspended on or prior to the Closing Date. “Material Adverse Change” shall mean changes in the financial position or results of operations of the Company, change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the general affairs, management, condition (financial or otherwise), results of operations, shareholders’ equity, business, assets, properties or prospects of the Company.

SECTION 6          PLACEMENT AGENT INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent.

SECTION 7          NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 8          CLOSING. The obligations of the Placement Agent, and the closing of the sale of the Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreement, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of their obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent by the Company:

D.  No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agent. Any filings required to be made by the Company in connection with the Placement shall have been timely filed with the Commission.

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E. The Placement Agent shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel for the Placement Agent, is material or omits to state any fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

F. All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities, the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

G. The Placement Agent shall have received from Cozen O’Connor LLP, U.S. securities counsel to the Company such counsel’s written opinion and negative assurance letter, addressed to the Placement Agent and the Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent. The Placement Agent shall have received from Law Offices of Aaron A. Grunfeld & Associates, U.S. securities counsel to the Cortigent, Inc., such counsel’s written opinion and negative assurance letter, addressed to the Placement Agent and the Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.

H. The Placement Agent shall have received from [NAME], special intellectual property counsel for Cotrigent, Inc., such counsel’s written opinion addressed to the Placement Agent and the Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.  .

I. On the date of this Agreement and on the Closing Date, the Placement Agent shall have received “comfort” letters from Tanner LLP and BPM LLP as of each such date, addressed to the Placement Agent and in form and substance satisfactory in all respects to the Placement Agent and Placement Agent’s counsel.

J. On the Closing Date, Placement Agent shall have received a certificate of the chief executive officer of the Company, dated, as applicable, as of the date of such Closing, to the effect that, as of the date of this Agreement and as of the applicable date, the representations and warranties of the Company contained herein and in the Purchase Agreement were and are accurate in all material respects, except for such changes as are contemplated by this Agreement and except as to representations and warranties that were expressly limited to a state of facts existing at a time prior to the applicable Closing Date, and that, as of the applicable date, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed in all material respects.

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K. The Placement Agent shall have received a legal opinion of counsel to Cortigent, Inc. (including, without limitation, a negative assurance letter), addressed to the Placement Agent and the Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.

L. On the Closing Date, Placement Agent shall have received a certificate of the Secretary of the Company, dated as of the date of such Closing, certifying to the organizational documents, good standing in the state of incorporation of the Company and board resolutions relating to the Placement of the Securities from the Company.

M. The Company (i) shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company, otherwise than as set forth in or contemplated by the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

N. The Common Stock is registered under the Exchange Act and, as of the Closing Date, the Shares, and the Warrant Shares shall be listed for trading on the Trading Market or other applicable U.S. national exchange and reasonable evidence of such action, if available, shall have been provided to the Placement Agent upon its request.  Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market or other applicable U.S. national exchange, nor has the Company received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing.

O. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

P. The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the Placement, including as an exhibit thereto this Agreement.

Q. Any Purchase Agreement entered into by the Company with a Purchasers shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed between the Company and the Purchasers.

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R. FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, any filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Offering and pay all filing fees required in connection therewith.

S.  Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Placement Agent or to Placement Agent’s counsel pursuant to this Section 8 shall not be reasonably satisfactory in form and substance to the Placement Agent and to Placement Agent’s counsel, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the consummation of the Closing. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 9           RIGHT OF FIRST REFUSAL. Provided that the Units are sold in accordance with the terms of the Purchase Agreement, the Placement Agent shall have an irrevocable right of first refusal (the “Right of First Refusal”), for a period of six (6) months after the effective date of the Registration Statement, to act as sole and exclusive investment banker, sole and exclusive book-runner, sole and exclusive financial advisor, sole and exclusive underwriter and/or sole and exclusive placement agent, at the Placement Agent’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), during such six (6) month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the Placement Agent for such Subject Transactions. The Placement Agent will have the sole right to determine whether or not any other broker dealer will have the right to participate in any Subject Transaction and the economic terms of any such participation.  For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of the Placement Agent.  The Company shall notify the Placement Agent of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof by registered mail or overnight courier service addressed to the Placement Agent.  If the Placement Agent fails to exercise its Right of First Refusal with respect to any Subject Transaction within ten (10) Business Days after the receipt of such written notice, then the Placement Agent shall have no further claim or right with respect to the Subject Transaction. The Placement Agent may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by the Placement Agent shall not adversely affect the Placement Agent’s Right of First Refusal with respect to any other Subject Transaction during the six (6) month period agreed to above.

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SECTION 10              [RESERVED],

SECTION 11           GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without regard to the conflicts of laws principles thereof. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 12           ENTIRE AGREEMENT/MISC. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery of the Securities. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 13           CONFIDENTIALITY. The Placement Agent (i) will keep the Confidential Information (as such term is defined below) confidential and will not (except as required by applicable law or stock exchange requirement, regulation or legal process (“Legal Requirement”)), without the Company’s prior written consent, disclose to any person any Confidential Information, and (ii) will not use any Confidential Information other than in connection with the Placement. The Placement Agent further agrees to disclose the Confidential Information only to its Representatives (as such term is defined below) who need to know the Confidential Information for the purpose of the Placement, and who are informed by the Placement Agent of the confidential nature of the Confidential Information. The term “Confidential Information” shall mean, all confidential, proprietary and non-public information (whether written, oral or electronic communications) furnished by the Company to a Placement Agent or its Representatives in connection with the Placement Agent’s evaluation of the Placement. The term “Confidential Information” will not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by a Placement Agent or its Representatives in violation of this Agreement, (ii) is or becomes available to a Placement Agent or any of its Representatives on a non-confidential basis from a third-party, (iii) is known to a Placement Agent or any of its Representatives prior to disclosure by the Company or any of its Representatives, or (iv) is or has been independently developed by a Placement Agent and/or the Representatives without use of any Confidential Information furnished to it by the Company. The term “Representatives” shall mean the Placement Agent’s directors, board committees, officers, employees, financial advisors, attorneys and accountants. This provision shall be in full force until the earlier of (a) the date that the Confidential Information ceases to be confidential and (b) two years from the date hereof. Notwithstanding any of the foregoing, in the event that the Placement Agent or any of its Representatives are required by Legal Requirement to disclose any of the Confidential Information, the Placement Agent and its Representatives will furnish only that portion of the Confidential Information which the Placement Agent or its Representative, as applicable, is required to disclose by Legal Requirement as advised by counsel, and will use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information so disclosed.

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SECTION 14           NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by electronic mail transmission and confirmed and shall be deemed given when so delivered and confirmed or if mailed, two (2) days after such mailing.

              (a)           If to the Placement Agent:

ThinkEquity LLC
17 State Street, 41st Floor
New York, NY 10004
Attention: Head of Investment Banking
e-mail: Notices@think-equity.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attention: Mitchell Nussbaum, Esq.

Email: Mnussbaum@loeb.com

              (b)          If to the Company:

ClearOne, Inc.

7533 S Center View Ct. # 5311
West Jordan, Utah 84084

Attention: [_________]

E-mail: [____________]

with a copy (which shall not constitute notice) to:

Cozen O’Connor LLP
Bentall 5, 550 Burrard Street, Suite 2501
Vancouver, British Columbia V6C 2B5, Canada

Attention: [________]

E-mail: [_________]

SECTION 15           PRESS ANNOUNCEMENTS. The Company agrees that the Placement Agent shall, from and after any Closing, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

[The remainder of this page has been intentionally left blank.]

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agent the enclosed copy of this Agreement.

Very truly yours,

CLEARONE, INC.

By:
Name:
Title:

Confirmed as of the date first written above mentioned:

THINKEQUITY LLC

By:
Name:
Title:

[Signature Page]

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